Exhibit 99.1

VerifyMe Acquires Assets of Digital Identity Brand Protection Company, Trust Codes Limited

Strategic acquisition increases VerifyMe’s service offerings, and geographic markets

Lake Mary, FL – March 2, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiary PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain monitoring, authentication, and data-rich consumer engagement services, announced today that it has acquired the assets of Trust Codes Limited, a New Zealand business specializing in unique item level codes for brand protection, data intelligence and consumer engagement technology with an expertise in the food and agriculture industry. This acquisition will strengthen VerifyMe’s ability to deliver product traceability services to a global customer base.

Trust Codes Limited, founded in 2013, delivers cloud-based brand protection based on a unique per-item digital identity. Leveraging advanced algorithms and machine learning, the Trust Codes solution helps protect brand and product authenticity, increases data visualization of a product through the end to end supply chain, and creates a data-driven engine to inform and educate consumers of the product. Brand owners are able to engage directly with their consumer to build brand trust and connect to the provenance of a product. Trust Codes Limited currently has employees in New Zealand and Australia and an existing customer base with recurring revenue.

Patrick White, VerifyMe’s Chief Executive Officer, commented, “With much of Trust Codes customer base being in the food space, it provides a great opportunity to leverage that with PeriShip’s customers and service offerings. We believe the two organizations have significant synergies, and with the innovative and sophisticated proprietary platform of Trust Codes and VerifyMe’s presence in the US and Europe we will continue to grow our existing market share and expand into new markets to include Australasia and China.”

“Trust Codes Limited with its experienced management team and its proven brand protection solutions is excited at the opportunities this transaction creates for us to work with the VerifyMe team and expand our full suite of services into the US market and globally,” said Paul Ryan, Trust Codes Limited, CEO.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its wholly owned subsidiary PeriShip Global, is a software driven logistics provider of high-touch, end-to-end logistics management. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe provides brand protection and consumer engagement solutions allowing brand owners to gather business intelligence. To learn more, visit www.verifyme.com.

About Trust Codes Limited

Trust Codes, based in New Zealand, provides brand protection based on a digital identity for each unique item. Connecting brands to consumers, the use of unique QR codes or IoT, coupled with GS1 standards, enables transparency and traceability through a product’s lifecycle. Trust Codes leverage advanced algorithms to protect authenticity and brand value. Data-driven storytelling allows visibility of the journey for each item through the supply chain to the consumer’s hands. For additional information, please visit: https://www.trust.codes.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding the acquisition of Trust Codes Limited by VerifyMe and integration of the two companies, anticipated synergies of the acquisition, the use of our products with additional capabilities, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, and geographic areas, markets and industries in which we intend to expand our business. The words "believe," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include, difficulties associated with integrating the two companies, the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com